NEWS RELEASE
For Immediate Release

EMERITUS ANNOUNCES LEASE SIGNING FOR 27 SENIOR LIVING COMMUNITIES
Closing of This Previously Announced Transaction Pending

SEATTLE, WA, October 18, 2010 -- Emeritus Corporation (NYSE: ESC), a national provider of assisted living and memory care services to seniors, today announced that it signed two agreements with affiliates of HCP, Inc. (NYSE: HCP) to lease a total of 27 senior living communities.  This transaction was previously announced on August 31, 2010 to lease 26 communities.  The communities are located in 13 states and consist of approximately 3,239 units, comprised of 2,021 assisted living, 631 memory care, 450 skilled nursing and 137 independent living units.

The terms of the lease agreements provide for an initial term of 15 years with two available extension options of 10 years each.  One of the lease agreements contains a purchase option on 10 of the communities, exercisable beginning in year 11 and extending through the remaining initial term of the lease.  The transaction is subject to several customary closing conditions that include, among others, licensing and transition requirements.

Mr. Dan Baty, Chairman and Co-CEO, stated, “We are very pleased with the addition of these 27 high quality communities to our portfolio and our continuing relationship with HCP.  These communities compliment our growth strategy in markets where we currently operate, and we will leverage our existing infrastructure to efficiently operate these communities.  Additionally, this transaction represents a significant opportunity to create value for both HCP and Emeritus, as we have demonstrated our ability to improve operations at similarly situated communities.”

About Emeritus

Emeritus Corporation is a national provider of assisted living and memory care services to seniors.  Emeritus is one of the largest and most experienced operators of freestanding assisted living communities located throughout the United States.  These communities provide a residential housing alternative for senior citizens who need assistance with the activities of daily living, with an emphasis on personal care services, which provides support to the residents in the aging process.  Emeritus currently operates 452 communities in 43 states representing capacity for approximately 39,200 units and approximately 45,600 residents, including the recent Sunwest acquisition of managed communities.  Additional information about the Company can be located on the Internet at www.emeritus.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as the closing of the transaction contemplated herein and our ability to successfully incorporate the new communities into our existing infrastructure.  Differences may also result from actions taken by HCP, as well as from risks and uncertainties beyond the control of Emeritus, including those relating to HCP.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and any subsequent Quarterly Report on Form 10-Q.  The Company undertakes no obligation to update the information provided herein.

Contact:
Investor Relations
(206) 298-2909

Media Contacts:
Liz Brady                                            Sari Martin
Liz.brady@icrinc.com                      Sari.martin@icrinc.com
646-277-1226                                      203-682-8345